EXHIBIT 24.2
                               POWER OF ATTORNEY


Robert R. Womack authorizes Dennis Haines and John E. Rutzler III, severally, to execute in his name, and to file with the Securities and Exchange Commission registration statements on Form S-8, or amendments to such registration statements which may make such changes as each of the above named attorneys deems appropriate, with all exhibits and other related documents, all as necessary or advisable to enable Zurn Industries, Inc. (the "Registrant") to comply with the Securities Act of 1933, as amended, and any applicable rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the registration of securities for the Zurn Retirement Savings Plan and the Zurn/NEPCO Retirement Savings Plan.

Signed on the 12th day January 1996:




                                          /s/ Robert R. Womack
                                          Robert R. Womack


























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